Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2015 in Amendment No. 2 to Registration Statement No. 333-202710 on Form S-1 and related Prospectus of Par Pharmaceutical Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey

May 11, 2015